Exhibit 99.1

Filed by LCNB Corp.
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934

Subject Company: Columbus First Bancorp, Inc.
Commission File No. 001-3592

Press Release
January 29, 2018

LCNB CORP. REPORTS FINANCIAL RESULTS FOR
THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2017

LEBANON, Ohio--LCNB Corp. ("LCNB") (NASDAQ: LCNB) today announced net income of $3,617,000 (total basic and diluted earnings per share of $0.37 and $0.36, respectively) and $12,972,000 (total basic and diluted earnings per share of $1.30 and $1.29, respectively) for the three and twelve months ended December 31, 2017.  This compares to net income of $3,654,000 (total basic and diluted earnings per share of $0.37) and $12,482,000 (total basic and diluted earnings per share of $1.26 and $1.25, respectively) for the same three and twelve-month periods in 2016.

As a result of the Tax Cuts and Jobs Act that was signed into law on December 22, 2017, LCNB revalued its net deferred tax liability position to reflect the reduction in its federal corporate income tax rate from 35% to 21%. This revaluation resulted in a one-time income tax benefit of approximately $224,000, or $0.02 of basic and diluted earnings per common share for the three and twelve months ended December 31, 2017.

Commenting on the financial results, LCNB Chief Executive Officer Steve Foster said, "We are pleased to report excellent results for 2017, including a $266,000 or 2.1% increase in net income, which does not include the one-time income tax benefit from a reduction in the federal tax rate. In addition, our loan portfolio grew $29.4 million or 3.6%. Return on average assets increased from 0.96% for 2016 to 0.99% for 2017 and return on average equity increased from 8.60% to 8.74%."

Net interest income for the three months and twelve months ended December 31, 2017 was, respectively, $318,000 and $618,000 greater than the comparable periods in 2016, primarily due to growth in LCNB's loan portfolio, partially offset by a decrease in average investment securities.

The provision for loan losses for the three and twelve months ended December 31, 2017 was, respectively, $65,000 and $698,000 less than the comparable periods in 2016. Non-accrual loans and loans past due 90 days or more and still accruing interest decreased $2,783,000, from $5,748,000 or 0.70% of total loans at December 31, 2016, to $2,965,000 or 0.35% of total loans at December 31, 2017.

Non-interest income for the three and twelve months ended December 31, 2017 was, respectively, $36,000 and $395,000 less than the comparable periods in 2016, primarily due to decreases in gains from the sale of investment securities and loans caused by a decrease in the volume of sales. These decreases were partially offset by increases in fiduciary income and service charges and fees on deposit accounts. The offset for the twelve month period also included an increase in bank owned life insurance income.

Non-interest expense for the three and twelve months ended December 31, 2017 was, respectively, $704,000 and $602,000 greater than the comparable periods in 2016 primarily due to increases in salaries and employee benefits, marketing, merger-related expenses, and various expenses related to the new operations center. These increases were partially offset by a decrease in other real estate owned expenses. Merger-related expenses increased due to costs connected to the pending acquisition of Columbus First Bancorp, Inc. ("Columbus First"). Subject to customary regulatory approvals, LCNB and Columbus First shareholder approvals, and other conditions set forth in the definitive merger agreement, this transaction is anticipated to close in the second quarter of 2018.

Important Information for Investors and Shareholders:
This press release does not constitute an offer to sell or the solicitation of an offer to buy securities of LCNB. LCNB will file a registration statement on Form S-4 and other documents regarding the proposed business combination transaction referenced in this press release with the Securities and Exchange Commission (“SEC”) to register the shares of LCNB’s common stock to be issued to the shareholders of Columbus First. The registration statement will include a joint proxy statement/prospectus which will be sent to the shareholders of Columbus First and LCNB in advance of respective special meetings of shareholders that will be held to consider the proposed merger. Investors and LCNB and Columbus First shareholders are urged to read the joint proxy statement/prospectus and any other relevant documents to be filed with the SEC in connection with the proposed transaction because they will contain important information about LCNB, Columbus First and the proposed transaction. Investors and shareholders may obtain a free copy of these documents (when available) through the website maintained by the SEC at www.sec.gov. These documents may also be obtained, without charge, by directing a request to LCNB Corp., Two North Broadway, P.O. Box 59, Lebanon, Ohio 45036: Investor Relations.

LCNB and Columbus First and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of LCNB and Columbus First in connection with the proposed merger. Information about the directors and executive officers of LCNB is set forth in the proxy statement for LCNB’s 2017 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 10, 2017. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph, when it becomes available.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South Central Ohio. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Hamilton, Montgomery, Preble, Ross and Warren Counties, Ohio. A commercial loan office is located in Franklin County, Ohio. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, online banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com.

Certain statements made in this news release regarding LCNB’s financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “could”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions. Please refer to LCNB’s Annual Report on Form 10-K for the year ended December 31, 2016, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

These forward-looking statements reflect management's current expectations based on all information available to management and its knowledge of LCNB’s business and operations. Additionally, LCNB’s financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to:

1.	the success, impact, and timing of the implementation of LCNB’s business strategies;

2.	LCNB’s ability to integrate future acquisitions, including the pending merger with Columbus First, may be unsuccessful, or may be more difficult, time-consuming or costly than expected;

3.
LCNB’s ability to obtain regulatory approvals of the proposed merger of LCNB with Columbus First on the proposed terms and schedule, and approval of the merger by the shareholders of LCNB or Columbus First may be unsuccessful;

4.	LCNB may incur increased charge-offs in the future;

5.	LCNB may face competitive loss of customers;

6.	changes in the interest rate environment may have results on LCNB’s operations materially different from those anticipated by LCNB’s market risk management functions;

7.	changes in general economic conditions and increased competition could adversely affect LCNB’s operating results;

8.	changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact LCNB’s operating results;

9.	LCNB may experience difficulties growing loan and deposit balances;

10.	the current economic environment poses significant challenges for us and could adversely affect our financial condition and results of operations;

11.
deterioration in the financial condition of the U.S. banking system may impact the valuations of investments LCNB has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; and

12.
the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations promulgated and to be promulgated thereunder, which may subject LCNB and its subsidiaries to a variety of new and more stringent legal and regulatory requirements which adversely affect their respective businesses.

Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist shareholders and potential investors in understanding current and anticipated financial operations of LCNB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. LCNB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.